UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

CHAPARRAL STEEL COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	000-51307	20-2373478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Ward Road
Midlothian, Texas		76065
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 779-1060

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the distribution of shares of common stock by Texas Industries, Inc. to its stockholders, the Board of Directors of Chaparral Steel Company (the “Company”) adopted a stockholder rights plan (the “Rights Agreement”) to become effective on July 29, 2005 and declared a dividend distribution of one right (“Right”) for each outstanding share of the Company’s common stock to stockholders of record at the close of business on July 29, 2005.

The Rights Agreement, executed July 21, 2005 effective as of July 29, 2005, between the Company and Mellon Investor Services LLC, as rights agent, specifying the terms of the Rights, which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C, is attached hereto as Exhibit 4.1 and is incorporated by reference.

Pursuant to the above-referenced dividend, one right (“Right”) to buy one one-thousandth of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share (“Preferred Stock”), will be issued as a dividend on each outstanding share of Common Stock of the Company. Until the Rights become exercisable, all further issuances of Common Stock, including Common Stock issuable upon exercise of outstanding options, will include issuances of Rights.

The Rights will expire on July 29, 2015 (the “Final Expiration Date”) unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

The Rights will be exercisable at $90.00 per one one-thousandth of a share of Preferred Stock.

The Rights are not exercisable nor are they transferable apart from the Common Stock until the earlier of (a) the tenth day after such time as a person or group acquires beneficial ownership of 15% of the Common Stock of the Company or (b) the tenth business day (unless extended by the Board of Directors) after a person or group announces its intention to commence or commences a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the Common Stock (the earlier of the dates set forth in clauses (a) and (b) above is referred to as the “Distribution Date”). As soon as practicable after the Distribution Date, separate Right Certificates will be issued and the Rights will become exercisable and transferable apart from the Common Stock.

If, after the Rights have been triggered, an acquiring company were to merge or otherwise combine with the Company, or the Company were to sell 50% or more of its assets or earning power, each Right then outstanding would “flip over” and after the Distribution Date would become a right to buy that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Rights.

In the event a person or group were to acquire a 15% or greater position in the Company, each Right then outstanding would “flip in” and after the Distribution Date would become a right to buy that number of shares of Common Stock of the Company which at the time of such acquisition would have a market value of two times the exercise price of the Rights. The acquiror who triggered the Rights would be excluded from the “flip-in” because the acquiror’s Rights would have become null and void upon the triggering acquisition.

At any time after the triggering of a “flip-in” event and before the acquisition by a person or group of 50% or more of the Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock of the Company per Right, subject to adjustment.

The Rights are redeemable by the Board of Directors at a price of $.001 per Right at any time prior to the earliest of (i) the first date of public announcement that a person or group has acquired beneficial ownership of 15% or more of the Common Stock (ii) the tenth business day (unless extended by the Board of Directors) after a person or group announces its intention to commence or commences a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the Common Stock and (iii) the Final Expiration Date.

The Preferred Stock issuable upon exercise of the Rights will be non-redeemable and rank junior to any other series of the Company’s preferred stock that is outstanding. Each whole share of Preferred Stock will be entitled to receive a quarterly preferential dividend of $1.00 per share but will be entitled to receive, in the aggregate, a dividend of 1,000 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to receive a preferential liquidation payment of $1.00 per share but will be entitled to receive, in the aggregate, a liquidation payment equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock would be entitled to receive 1,000 times the amount received per share of Common Stock.

The foregoing rights are protected against dilution in the event additional shares of Common Stock are issued.

Mellon Investor Services LLC has also agreed to act as transfer agent for the Company.

Item 3.03 Material Modification to Rights of Security Holders.

Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designations of Series A Junior Participating Preferred Stock attached to the Rights Agreement as Exhibit A was filed with the Secretary of State of Delaware on July 21, 2005. Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Rights Agreement, effective as of July 29, 2005, between Chaparral Steel Company and Mellon Investor Services LLC, as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL STEEL COMPANY

By:	/s/ Robert E. Crawford Jr.
Robert E. Crawford Jr.
Vice President, Secretary and General Counsel

Date: July 21, 2005

EXHIBIT INDEX

Exhibit Number	Description

4.1	Rights Agreement, effective as of July 29, 2005, between Chaparral Steel Company and Mellon Investor Services LLC, as rights agent.